UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2008

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 500 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

Effective February 29, 2008, Comfort Systems USA, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement By and Between the Company and James P. Young to acquire all of the issued and outstanding stock of Riddleberger Brothers, Inc., a Virginia corporation (the “Agreement”).  The purchase price included a cash payment of twenty three million dollars ($23,000,000.00); the Company’s delivery to seller of a note payable in the amount of eleven million dollars ($11,000,000), which note is payable in three annual installments at an interest rate of 6% per annum; and a three-year earn-out agreement with Mr. Young.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 1.01 and incorporated herein by reference.  The Agreement and the Earn-Out Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the parties to the Agreement.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  Investors are not third-party beneficiaries under the Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties to the Agreement or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of any contracting party.

ITEM 7.01  Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

A press release, in the form filed as Exhibit 99.1 hereto, dated February 28, 2008 announcing the acquisition of Riddleberger Brothers, Inc.

ITEM 8.01 Other Events.

Attached and incorporated herein by reference as Exhibit 99.2 is a copy of a press release of the Company dated February 27, 2008 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to shareholders of record as of the close of business on the record date, March 10, 2008.

On February 27, 2008, the Company announced that its Board of Directors has approved an amendment to the Company’s stock repurchase program to increase the shares authorized and remaining as available to purchase back up to 1,000,000 shares by authorizing the Company to acquire up to 712,083 additional shares of its outstanding common stock. The Company’s existing stock repurchase program had previously authorized the repurchase of up to 1,401,200 shares of the Company’s outstanding stock.

Through February 26, 2008, the Company had repurchased 1,113,283 shares of the Company’s common stock at an aggregate price of $13.8 million.  This extension of the stock repurchase program will permit the Company to repurchase up to an additional one million shares of its currently outstanding common stock beyond what the Company had already repurchased as of February 26, 2008.  These share repurchases will be made from time to time at the Company’s discretion in the open market or privately negotiated transactions as permitted by securities laws and other legal requirements, and subject to market conditions and other factors.  The Company expects that the share repurchases will be financed with available cash.  The Company’s Board of Directors may modify, suspend, extend or terminate the program at any time.

A copy of the press release announcing this amendment to the stock repurchase plan is incorporated by reference as Exhibit 99.3.

Item 9.01               Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit 1.01	Stock Purchase Agreement by and between Comfort Systems USA, Inc. (“Comfort” and/or “Purchaser”)
and James P. Young dated as of February 29, 2008.

Exhibit 99.1	Press Release of Comfort Systems USA, Inc. dated February 28, 2008 announcing that it has acquired
Riddleberger Brothers, Inc., a full service commercial HVAC company based in Mount Crawford, Virginia.

Exhibit 99.2	Press Release of Comfort Systems USA, Inc. dated February 27, 2008 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to shareholders of record as of the close of business on the record date, March 10, 2008.

Exhibit 99.3	Press release dated February 27, 2008 announcing the Board’s approval of the amended stock repurchase program.

 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:

/s/ Trent T. McKenna

Trent T. McKenna

Vice President and General Counsel

Date:	February 29, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
1.01	Stock Purchase Agreement by and between Comfort Systems USA, Inc. (“Comfort” and/or “Purchaser”) and James P. Young dated as of February 29, 2008.

99.1

Press Release of Comfort Systems USA, Inc. dated February 28, 2008 announcing that it has acquired Riddleberger Brothers, Inc., a full service commercial HVAC company based in Mount Crawford, Virginia.

99.2

Press Release of Comfort Systems USA, Inc. dated February 27, 2008 reporting the Company’s declaration of a quarterly dividend on the Company’s common stock to shareholders of record as of the close of business on the record date, March 10, 2008.

99.3	Press release dated February 27, 2008 announcing the Board’s approval of the amended stock repurchase program.